Exhibit 99.3 Delivering a Smoke-Free Future 2020 Second-Quarter Results July 21, 2020

Introduction • A glossary of key terms and definitions, including the definition for reduced-risk products, or "RRPs," additional heated tobacco unit market data, as well as adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures are at the end of today’s webcast slides, which are posted on our website • Unless otherwise stated, all references to IQOS are to our IQOS heat-not-burn products • Our estimates for total industry and market share for the quarter are subject to limitations on the availability and accuracy of industry data in certain geographies during pandemic-related restrictions • Comparisons presented on a "like-for-like" basis reflect pro forma 2019 results, which have been adjusted for the deconsolidation of our Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 2

Forward-Looking and Cautionary Statements • This presentation and related discussion contain projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI • PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance • PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2020. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations 3

Forward-Looking and Cautionary Statements (COVID-19) • The COVID-19 pandemic has created significant societal and economic disruption, and resulted in closures of stores, factories and offices, and restrictions on manufacturing, distribution and travel, all of which will adversely impact our business, results of operations, cash flows and financial position during the continuation of the pandemic • Our business continuity plans and other safeguards in place may not be effective to mitigate the impact of the pandemic. Currently, significant risks include our diminished ability to convert adult smokers to our RRPs, significant volume declines in our duty-free business and certain other key markets, disruptions or delays in our manufacturing and supply chain, increased currency volatility, and delays in certain cost saving, transformation and restructuring initiatives. Our business could also be adversely impacted if key personnel or a significant number of employees or business partners become unavailable due to the COVID-19 outbreak. The significant adverse impact of COVID-19 on the economic or political conditions in markets in which we operate could result in changes to the preferences of our adult consumers and lower demand for our products, particularly for our mid-price or premium-price brands. Continuation of the pandemic could disrupt our access to the credit markets or increase our borrowing costs. Governments may temporarily be unable to focus on the development of science-based regulatory frameworks for the development and commercialization of RRPs or on the enforcement or implementation of regulations that are significant to our business. In addition, messaging about the potential negative impacts of the use of our products on COVID-19 risks may lead to increasingly restrictive regulatory measures on the sale and use of our products, negatively impact demand for our products, the willingness of adult consumers to switch to our RRPs and our efforts to advocate for the development of science-based regulatory frameworks for the development and commercialization of RRPs • The impact of these risks also depends on factors beyond our knowledge or control, including the duration and severity of the outbreak, its recurrence in our key markets, actions taken to contain its spread and to mitigate its public health effects, and the ultimate economic consequences thereof 4

Supporting Our Employees and Communities Through the COVID Pandemic • Our main focus remains the health and wellbeing of our employees, their families and the communities in which we operate • Implemented policies and measures to protect, support and reassure employees • Outstanding strength and spirit shown by all our people Hand Sanitizer Production at the Philip Morris R&D Cube in Neuchâtel, Switzerland 5

Robust Performance in Unprecedented Circumstances • Very strong performance from IQOS, with an estimated 15.4 million users, and 24% growth in HTU volume vs. Q2, 2019: RRPs now account for 24% of total net revenues ⎼ • Industry volume recovery started in June and the beginning of July as confinements gradually ease, with improving visibility on our combustible business: Notably in the EU Region Main enduring headwinds: Duty Free and Indonesia dynamics ⎼ Post-COVID economic uncertainty remains ⎼ ⎼ • Strong OI margins in Q2 and H1, 2020, driven by increasing mix of RRPs in our business and growing IQOS profitability: Digital efficiencies and operating leverage driving RRP profitability Productivity savings in RRPs and combustibles ⎼ Cost efficiencies and elimination or postponement of certain lower priority projects ⎼ Notable margin growth in our current main RRP Regions (EU, EE and EA&A) ⎼ Source: PMI Financials⎼ or estimates, IQOS user panels and PMI Market Research 6

• First electronic nicotine product authorized as a Modified Risk Tobacco Product (MRTP) with reduced exposure message Historic • Demonstrates that IQOS is a fundamentally different tobacco product, and a better choice for adults who Milestone: would otherwise continue smoking • Decision validates PMI’s science-based approach, the U.S. FDA U.S. approach to harm reduction for adult smokers, Authorizes and the tobacco and nicotine risk continuum Marketing of IQOS • FDA found that the exposure modification order for IQOS would be appropriate to promote the public as a Modified Risk health and is expected to benefit the health of the Tobacco Product population as a whole • FDA’s comprehensive post-market controls and monitoring provide an important example for implementing science-based regulations that promote public health while minimizing undesirable outcomes 7

June 30, 2020 PMI Reports 2019 ESG Performance in DELIVERING A SMOKE-FREE FUTURE Its First Progress toward a world without cigarettes Integrated INTEGRATED REPORT 2019 Report Source: https://www.pmi.com/integrated-report-2019 8

H1, 2020: Strong Currency-Neutral Performance (Variance vs. PY) Net Revenues % (ex-currency, like-for-like) (0.5) Combustible Tobacco Pricing(a) % (like-for-like) 5.4 Adjusted OI Margin bps (ex-currency, like-for-like) +230 Adjusted Diluted EPS % (ex-currency, like-for-like) 8.0 (a) As a percentage of PY combustible tobacco net revenues Note: Comparisons presented on a "like-for-like" basis reflect pro forma 2019 results, which have been adjusted for the deconsolidation of our Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019. For reconciliations to the most directly comparable U.S. GAAP measures for the impact attributable to RBH, refer to slide 51 Source: PMI Financials or estimates 9

Q2, 2020: Better Than Expected in Challenging Quarter (Variance vs. PY) Guidance (June 11) Actuals Net Revenues Around the high end % (ex-currency) of (8)% to (12)% (9.5) Adjusted OI Margin (ex-currency) Flat Toward upper end of Reported Diluted EPS $1.00 to $1.10 $1.25 (7.5)% Adjusted Diluted EPS $1.29 ex-currency Currency Impact (at then prevailing exchange rates) (7) cents (6) cents Source: PMI Financials or estimates 10

Outlook: Uncertain Environment, Gradual Improvement • Uncertainty remains in terms of: - Volatility and risk of virus resurgence Operating - Economic fallout Environment • Relative stability in some geographies, notably the EU Region • Continued low visibility in some other areas such as Indonesia, Latin America, Duty Free • ‘Normality’ in consumption occasions will take time to recover, but underlying industry volumes are sequentially improving Business • We do not assume widespread increases in down-trading; concentrated in certain Dynamics markets with an existing trend due to higher price gaps • Some delays in planned pricing due to pandemic-related restrictions • Continued growth in IQOS users and HTU sales Source: PMI Financials or estimates (status on July 21, 2020) 11

FY, 2020: Expect Growth in Underlying Adjusted EPS • Expect low-to-mid single digit adjusted diluted EPS growth, on a currency-neutral like-for-like basis: Forecast of 2% to 5% currency-neutral like-for-like growth reflects a range of $4.92 to $5.07, including estimated 31 cents currency headwind, at prevailing exchange rates ⎼ • Assumes: An estimated total market volume decline of approximately 7% to 9%(a) PMI shipment volume decline of approximately 8% to 10%, on a like-for-like basis, notably due to Duty Free and Indonesia ⎼ Low single digit net revenue growth excluding Duty Free and Indonesia; low-single digit decline overall; all on a currency-neutral ⎼ like-for-like basis ⎼ Operating income margin expansion of more than 150bps, on a currency-neutral like-for-like basis An effective tax rate in a range of 22% to 23% ⎼ Operating cash flow of at least $9.0 billion(b) ⎼ Capital expenditures of approximately $0.7 billion ⎼ Non-recurrence of national lockdowns in key international markets ⎼ No share repurchases ⎼ (a) Excluding China⎼ and the U.S. (b) Operating cash flow is defined as net cash provided by operating activities. Subject to year-end working capital requirements and currency movements Source: PMI Financials or estimates 12

H2, 2020: Gradual Underlying Improvement EPS Growth Expected to Skew to Q4 • Sequential underlying improvement in net revenues and adjusted EPS • Performance impacted by: Reversal of certain H1 effects Q3 Phasing of certain S,G&A investments ⎼ Timing of 2020 pricing in certain markets ⎼ • Adjusted⎼ EPS broadly in line with Q2 • Expect growth in adjusted EPS, further sequential improvement in net revenues: Q4 Assume further underlying recovery in many markets Stepped-up cost efficiencies to have greater impact ⎼ ⎼ Source: PMI Financials or estimates 13

Total PMI Shipment Volume (billion units) 198.9 Change vs. PY 15.1 Total 170.1 (14.5)% HTUs 18.7 24.3% 183.8 Cigarettes 151.4 (17.6)% Q2, 2019 Q2, 2020 Source: PMI Financials or estimates 14

Sequential Volume Recovery (billion units) Total PMI IMS Volume 63.9 65.0 Total 57.2 58.0 54.6 53.8 51.9 50.0 60.0 57.5 Cigarettes 51.7 51.7 48.8 48.3 46.1 45.0 7.0 6.3 6.4 5.8 5.8 HTUs 5.5 5.5 5.0 January February March April May June Note: Excluding China and the U.S. 2020 Source: PMI Financials or estimates 15

HTUs Now Comprise Over 10% of Our Total Volume (as a % of PMI Total Shipment Volume) 10.3% 7.8% 5.3% 4.5% 0.9% —% 2015 2016 2017 2018 2019 H1, 2020 0.4 7.4 36.2 41.4 59.7 35.4 PMI HTU Shipment Volume (billion units) Source: PMI Financials or estimates 16

Increasing Weight of RRPs Driven by Strong Growth (as a % of PMI Total Net Revenues) 22.9% % 24.1 18.7% in Q2, 2020 13.8% 12.7% 2.7% —% 0.2% 2014 2015 2016 2017 2018 2019 H1, 2020 $0.1 $0.7 $3.6 $4.1 $5.6 $3.2 RRP Net Revenues ($ in billions) Source: PMI Financials or estimates 17

PMI Total International Market Share • Higher share in majority of EU markets, Japan and Russia 28.1% (0.4)pp • Lower share in Indonesia HTUs 28.0% +0.9pp Other • Negative market mix impact of Duty Free (a) including (0.6)pp Duty Free Cigarettes • IQOS cannibalization offset by impacts elsewhere Indonesia • Over-indexing of Marlboro to social consumption Q2, 2019 Q2, 2020 (a) HTUs include a (0.1)pp impact of Duty Free HTUs Note: Excluding China and the U.S. Current view (reflecting the deconsolidation of RBH, PMI’s total market share has been restated for previous periods). Sales volume of PMI cigarettes and HTUs as a percentage of the total industry sales volume for cigarettes and HTUs Source: PMI Financials or estimates 18

Indonesia: 2020 Headwinds Exacerbated by COVID Industry Volume Share by Tax Tier % Change in Industry Volume vs. PY 4.6% (1.9)% 0.3% (6.8)% (22.1)% (ex-inventory movements) 50% Tier 1 80% 80% 79% 78% 75% 25% Below Tier 1 20% 20% 21% 22% 0% Q2 Q3 Q4 Q1 Q2 2019 2020 Source: PMI Financials or estimates 19

Indonesia: Addressing the Challenges • Ongoing initiatives to leverage our strong brand portfolio • The growth of the super-low segment will have a significant impact on government excise revenues this year • We concur with the public policy experts and economists that urge the government to create more predictability and a level playing field, by: Reforming the multi-tier excise tax structure Enforcing the minimum retail selling price without exception across Indonesia ⎼ ⎼ • Market environment remains challenging, but with signs of gradual improvement Source: PMI Financials or estimates 20

Over 15 Million IQOS Users Total IQOS Users(a) (in millions) Estimated users who are in various 15.4 stages of conversion to IQOS(a) 14.6 HOME IS WHERE Estimated users who have stopped 13.6 smoking and switched to IQOS(a) THE SMOKE ISN'T 12.3 IQOS has no second hand 11.3 smoke and produces no fire 10.4 or ash, and leaves significantly 9.6 less staining on your curtains 8.8 and furniture. 8.3 TOGETHER. FORWARD. 67% 67% 69% 70% 70% 71% 71% 73% 72% Discover more at IQOS.com 3.0 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 2020 (a) See Glossary for definition This product is not risk free and is addictive. For adult use only. Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 21

Third-Largest Tobacco ‘Brand’ in IQOS Markets Share in IQOS Markets (Q2, 2020)(a) 11.3% 6.3% 4.1% #3 Marlboro Winston PMI HTUs Rothmans L&M (cigarettes) (a) Reflects 56 markets where IQOS is available in key cities or nationwide at July 2, 2020. Excludes the U.S. Note: Reflects sales volume as a percentage of the total industry sales volume for cigarettes and HTUs Source: PMI Financials or estimates 22

EU Region: Record IQOS User Growth in Q2, 2020 Total IQOS Users(a) (in millions, approx.) 4.3 2.6 +0.5 million (vs. Q1, 2020) Q2 Q3 Q4 Q1 Q2 2019 2020 (a) See Glossary for definition Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 23

EU Region: Continued HEETS Share Growth Adjusted 2.4% 4.1% SoM(a) 3.9% +1.5pp 2.4% Q2, 2019 Q2, 2020 Sequential Performance (vs. Q1, 2020) Adjusted SoM: +0.3pp(a) Adjusted IMS Volume: +5%(a) (a) Excluding the estimated impact of consumer pantry loading Source: PMI Financials or estimates 24

Russia: Continued HEETS Share Growth 5.9% +3.0pp 2.9% Q2, 2019 Q2, 2020 Sequential Performance (vs. Q1, 2020) SoM: (0.6)pp IMS Volume: +11.9% Source: PMI Financials or estimates 25

Japan: Continued PMI HTU Share Growth Adjusted 16.5% 18.5% Total Tobacco SoM(a) 20.0% +3.4pp 16.6% Q2, 2019 Q2, 2020 Sequential Performance (vs. Q1, 2020) Adjusted Total Tobacco SoM: +0.7pp(a) Adjusted IMS Volume: +4.9%(a) (a) Excluding the impact of estimated trade inventory movements, and including the cigarillo category Source: PMI Financials or estimates 26

Geographic Expansion of IQOS Continues Market Launches 57 2015 (7) Markets 2016 (13) Worldwide(a) 2017 (18) 2018 (6) 2019 (8) 2020 (5) (a) Status at July 2, 2020 Note: Reflects markets where IQOS is available in key cities or nationwide. Reflects date of initial geographic expansion beyond pilot launch city. The number of markets includes International Duty Free. While IQOS is currently available for sale in Mexico, the country recently banned the importation of e-cigarettes and devices that heat tobacco. Effective March 27, 2020, South Africa banned all tobacco sales (including HEETS) due to the pandemic 27

Strong Growth Prospects • Growing weight and profitability of RRPs • Historic milestone of Modified Risk Tobacco Product authorization for IQOS • Industry volume recovery has started • Strong cost and margin focus while continuing to invest in RRPs • Strong balance sheet and unwavering commitment to the dividend • Remain confident in our mid-term growth prospects; when COVID-related headwinds abate, expect to resume growth consistent with targeted 2019-2021 CAGRs Note: 2019-2021 targets first communicated at PMI Investor Day, on September 27, 2018 Source: PMI Financials or estimates (status on July 21, 2020) 28

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Delivering a Smoke-Free Future 2020 Second-Quarter Results July 21, 2020

Glossary of Key Terms and Definitions, Appendix, and Reconciliation of Non-GAAP Measures 31

Glossary: General Terms • "PMI" refers to Philip Morris International Inc. and its subsidiaries • Until March 28, 2008, PMI was a wholly owned subsidiary of Altria Group, Inc. ("Altria"). Since that time the company has been independent and is listed on the New York Stock Exchange (ticker symbol "PM") • "RBH" refers to PMI’s Canadian subsidiary, Rothmans, Benson & Hedges Inc. • The Companies’ Creditors Arrangement Act (CCAA) is a Canadian federal law that permits a Canadian business to restructure its affairs while carrying on its business in the ordinary course • Trademarks are italicized • Comparisons are made to the same prior-year period unless otherwise stated • Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units • References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. In addition, to reflect the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019, PMI's total market share has been restated for previous periods • Estimates for second-quarter 2020 and six months year-to-date 2020 total industry volume and market share in certain geographies reflect limitations on the availability and accuracy of industry data during pandemic-related restrictions • "OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products • "Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined • In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model • "Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume 32

Glossary: General Terms (cont.) • "EU" is defined as the European Union Region • "EE" is defined as the Eastern Europe Region • "ME&A" is defined as the Middle East & Africa Region and includes PMI's duty free business • "S&SA" is defined as the South & Southeast Asia Region • "EA&A" is defined as the East Asia & Australia Region • "LA&C" is defined as the Latin America & Canada Region • Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop • From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods • "Illicit trade" refers to domestic non-tax paid products • "RSP" stands for retail selling price • "SoM" stands for share of market • "ESG" stands for environmental, social, and governance 33

Glossary: Financial Terms • Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine- containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • " S,G&A" stands for selling, general & administrative • "Adjusted Operating Income (OI) Margin" is calculated as adjusted OI, divided by net revenues • "Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding asset impairment and exit costs, and unusual items • "Net debt" is defined as total debt, less cash and cash equivalents • Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. For example, PMI’s adjusted diluted EPS and other impacted results reflect the loss on deconsolidation of RBH and the Canadian tobacco litigation-related expense, recorded in the first quarter of 2019, asset impairment and exit costs associated with plant closures in Pakistan and Colombia, recorded in the first and second quarters of 2019, respectively, and asset impairment and exit costs associated with organizational design optimization, recorded in the second quarter of 2020. PMI believes that the adjusted measures, including pro forma measures, will provide useful insight into underlying business trends and results, and will provide a more meaningful performance comparison for the period during which RBH remains under CCAA protection. For PMI's 2018 pro forma adjusted diluted EPS by quarter and year-to-date, see Schedule 3 in PMI's first-quarter 2019 earnings release • "Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reflected directly in the income statement 34

Glossary: Reduced-Risk Products • "Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI RRPs are smoke-free products that produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke • "Aerosol" refers to a gaseous suspension of fine solid particles and/or liquid droplets • "Combustion" is the process of burning a substance in oxygen, producing heat and often light • "Smoke" is a visible suspension of solid particles, liquid droplets and gases in air, emitted when a material burns • "Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which for PMI include the company's HEETS, HEETS Creations, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks • The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol • HTU "offtake volume" represents the estimated retail offtake of HTUs based on a selection of sales channels that vary by market, but notably include retail points of sale and e-commerce platforms • HTU "offtake share" represents the estimated retail offtake volume of HTUs divided by the sum of estimated total offtake volume for cigarettes and HTUs • Market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs • "Total IQOS users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for at least 5% of their daily tobacco consumption over the past seven days • "Converted IQOS Users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for over 95% of their daily tobacco consumption over the past seven days 35

Glossary: Reduced-Risk Products (cont.) • "Predominant IQOS Users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs units for between 70% and 95% of their daily tobacco consumption over the past seven days • "Situational IQOS Users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for between 5% and less than 70% of their daily tobacco consumption over the past seven days • "Abandoned IQOS Users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for less than 5% of their daily tobacco consumption over the past seven days • The estimated number of people who have "stopped smoking and switched to IQOS" is defined as: for markets where IQOS is the only heat-not- burn product, daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days; for markets where IQOS is one among other heat-not-burn products, daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% are PMI HTUs • "FDA" stands for the U.S. Food & Drug Administration • "MRTP" stands for Modified Risk Tobacco Product, the term used by the U.S. FDA to refer to RRPs • "MRTP application" stands for Modified Risk Tobacco Product application under section 911 of the FD&C Act • "PMTA" stands for Premarket Tobacco Application under section 910 of the FD&C Act 36

Glossary: IQOS in the United States • On April 30, 2019, the U.S. Food and Drug Administration (FDA) announced that the marketing of a version of IQOS, PMI's heat-not-burn product, together with its heated tobacco units (the term PMI uses to refer to heated tobacco consumables), is appropriate for the protection of public health and authorized it for sale in the U.S. The FDA’s decision follows its comprehensive assessment of PMI’s premarket tobacco product applications (PMTAs) submitted to the Agency in 2017. In the third quarter of 2019, PMI brought a version of its IQOS Platform 1 device and three variants of its heated tobacco units to the U.S. through its license with Altria Group, Inc., whose subsidiary, Philip Morris USA Inc., is responsible for marketing the product and complying with the provisions set forth in the FDA's marketing order. On March 30, 2020, PMI submitted a supplemental PMTA for the IQOS 3 tobacco heating device with the U.S. Food and Drug Administration • On July 7, 2020, the FDA authorized the marketing of a version of IQOS, together with its heated tobacco units, as a modified risk tobacco product (MRTP). In doing so, the agency found that an IQOS exposure modification order is appropriate to promote the public health. The decision follows a review of the extensive scientific evidence package PMI submitted to the FDA in December 2016 to support its MRTP authorization applications • Shipment volume of heated tobacco units to the U.S. is included in the heated tobacco unit shipment volume of the Latin America & Canada segment. Revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc. for sale under license in the U.S. are included in Net Revenues of the Latin America & Canada segment 37

2020: EPS Guidance Full-Year ($/share) Adjusted 2020 Forecast 2019 Growth Reported Diluted EPS $4.84≥ to $4.99 $4.61 - Tax items (0.04) - Asset impairment and exit costs 0.04 0.23 - Canadian tobacco litigation-related expense 0.09 - Loss on deconsolidation of RBH 0.12 - Russia excise and VAT audit charge 0.20 - Fair value adjustment for equity security investments 0.04 (0.02) Adjusted Diluted EPS $4.92 to $5.07 $5.19 - Net earnings attributable to RBH (0.06) (a) Adjusted Diluted EPS $4.92 to $5.07 $5.13 (b) - Currency 0.31 Adjusted Diluted EPS, excluding currency $5.23 to $5.38 $5.13 (b) 2% to 5% (a) Net reported diluted EPS attributable to RBH from January 1, 2019 through March 21, 2019 (b) Pro forma Source: PMI Financials or estimates 38

Select Key Market Highlights for Q2, 2020

Germany	• Industry total market: +6% • Total PMI shipments: +7% • Total PMI SoM: +0.4pp to 38.9%, driven by *HEETS* (+0.9pp to 2.0%)
Russia	• Industry total market: -4% • Total PMI shipments: +1% • Total PMI SoM: +2.8pp to 32.4%, driven by HTUs and stable share within combustibles
Turkey	• Industry total market: -7%, following substantial prior year price increases • PMI SoM: stable
Philippines	• Industry total market: -25%, with recent recovery in PMI shipments helped by competitor out-of-stocks • PMI SoM: -1.1pp to 69.5% • *Marlboro* SoM: +3.1pp to all-time high of 41.7%
Japan	• Industry total tobacco market[(a)]: -7%, driven by combustible products • Industry RRP volume[(b)]: +4%, driven by PMI HTUs • Industry cigarillo SoM: growth to >7% of industry, expect closing of tax gap in October to moderate category evolution • PMI total tobacco SoM[(a)]: +0.3pp

(a) Excluding the impact of estimated trade inventory movements, and including the cigarillo category
(b) Excluding the impact of estimated trade inventory movements
Source: PMI Financials or estimates (status on July 21, 2020)

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EU Region: HEETS SoM Performance in Select Markets Growth Growth Growth Q2, 2020 vs. PY Q2, 2020 vs. PY Q2, 2020 vs. PY Croatia 4.6% +1.2pp Italy 7.7% +3.1pp Romania 2.8% +0.6pp Czech Slovak Latvia Republic 9.6 +3.9 10.5 +5.9 Republic 8.7 +1.5 Germany 2.0 +0.9 Lithuania 19.0 +6.9 Slovenia 4.6 +1.6 Greece 11.3 +3.2 Poland 4.4 +2.4 Switzerland 4.0 +1.4 United Hungary Portugal 8.8 +7.8 8.2 +2.4 Kingdom 1.2 +1.0 Note: Select markets where HEETS share is ≥ 1% Source: PMI Financials or estimates 40

Korea: Sequential Share Performance HEETS SoM 7.0% 6.3% 6.4% 6.7% 6.4% Adjusted(a) 7.3% 6.2% 6.3% 6.6% 6.6% Q2 Q3 Q4 Q1 Q2 2019 2020 (a) Excluding the impact of estimated trade inventory movements Source: PMI Financials or estimates 41

HTU Offtake Shares in Key Cities PMI (Q2, 2020) Change vs. PY +5.1pp +2.5pp — pp +4.1pp +2.1pp +3.0pp +2.2pp +0.9pp +3.6pp 17.8% 15.6% 15.3% 8.5% 10.5% 9.5% 6.7% 2.9% 2.1% Athens Bratislava Bucharest Kiev Kuala L. Lisbon London Madrid Milan +5.2pp +2.4pp +3.0pp +5.5pp (0.3)pp +2.7pp +9.4pp +5.0pp +2.2pp 29.6% 23.1% 15.2% 14.4% 13.7% 9.8% 11.4% 5.7% 4.9% Moscow Munich Prague Rome Seoul Tokyo (a) Vilnius Warsaw Zurich (a) Japan total market includes the cigarillo category Note: Kuala L. is Kuala Lumpur Source: PMI Financials or estimates 42

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency (Unaudited) Quarters Ended June 30, 2020 2019 % Change Reported Diluted EPS $ 1.25 $ 1.49 (16.1)% Less: Currency (0.06) Reported Diluted EPS, excluding Currency $ 1.31 $ 1.49 (12.1)% Quarters Ended June 30, Year Ended 2020 2019 % Change 2019 Reported Diluted EPS $ 1.25 $ 1.49 (16.1)% $ 4.61 Asset impairment and exit costs 0.04 0.01 0.23 Canadian tobacco litigation-related expense - - 0.09 Loss on deconsolidation of RBH - - 0.12 Russia excise and VAT audit charge - - 0.20 Fair value adjustment for equity security investments - - (0.02) Tax items - (0.04) (0.04) Adjusted Diluted EPS $ 1.29 $ 1.46 (11.6)% $ 5.19 Less: Currency (0.06) Adjusted Diluted EPS, excluding Currency $ 1.35 $ 1.46 (7.5)% 43

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2020			**Reduced-Risk Products**	**2019**		% Change	
$ 530	$ (25)	$ 555	$ -	$ 555	European Union	$ 428	23.9%	29.7%	29.7%
261	(33)	293	-	293	Eastern Europe	182	42.9%	60.8%	60.8%
8	-	8	-	8	Middle East & Africa	86	(90.6)%	(90.7)%	(90.7)%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
802	3	799	-	799	East Asia & Australia	765	4.9%	4.5%	4.5%
5	(1)	6	-	6	Latin America & Canada (a)	5	7.9%	24.4%	24.4%
$ 1,606	**$ (55)**	**$ 1,661**	**$ -**	**$ 1,661**	**Total RRPs**	**$ 1,466**	**9.5%**	**13.3%**	**13.3%**
		2020			**PMI**	**2019**		% Change	
$ 2,475	$ (100)	$ 2,575	$ -	$ 2,575	European Union	$ 2,577	(4.0)%	(0.1)%	(0.1)%
783	(85)	868	-	868	Eastern Europe	822	(4.7)%	5.6%	5.6%
704	(16)	720	-	720	Middle East & Africa	1,004	(29.9)%	(28.3)%	(28.3)%
889	(46)	935	-	935	South & Southeast Asia	1,248	(28.8)%	(25.1)%	(25.1)%
1,432	(12)	1,444	-	1,444	East Asia & Australia	1,521	(5.9)%	(5.1)%	(5.1)%
368	(58)	426	-	426	Latin America & Canada	527	(30.2)%	(19.2)%	(19.2)%
$ 6,651	**$ (317)**	**$ 6,968**	**$ -**	**$ 6,968**	**Total PMI**	**$ 7,699**	**(13.6)%**	**(9.5)%**	**(9.5)%**

(a) Net Revenues include revenues from shipments of the *IQOS* heated tobacco device, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

44

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions ($ in millions) / (Unaudited) Adjusted Adjusted Operating Excluding Asset Adjusted Operating Income Asset Adjusted Operating Acqui- Operating Excluding Currency Impairment Operating Currency Income excluding Impairment Operating Total Income sitions Income Currency & Acqui- & Exit Costs Income excluding Currency & Exit Costs Income sitions Currency & Acqui- sitions Quarters Ended 2020 2019 % Change June 30, $ 1,178 $ (27) $ 1,205 $ (65) $ 1,270 $ - $ 1,270 European Union $ 1,195 $ - $ 1,195 0.8% 6.3% 6.3% 266 (7) 273 (11) 284 - 284 Eastern Europe 256 - 256 6.6% 10.9% 10.9% 237 (9) 246 5 241 - 241 Middle East & Africa 441 - 441 (44.2)% (45.4)% (45.4)% 289 (11) 300 (16) 316 - 316 South & Southeast Asia 492 - 492 (39.0)% (35.8)% (35.8)% 669 (13) 682 (11) 693 - 693 East Asia & Australia 642 - 642 6.2% 7.9% 7.9% 92 (4) 96 (6) 102 - 102 Latin America & Canada 161 (23) 184 (47.8)% (44.6)% (44.6)% $ 2,731 $ (71) $ 2,802 $ (104) $ 2,906 $ - $ 2,906 Total PMI $ 3,187 $ (23) $ 3,210 (12.7)% (9.5)% (9.5)% 45

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

2020 Adjusted Operating Income (a)	2020 Net Revenues	2020 Adjusted Operating Income Margin	2020 Adjusted Operating Income excluding Currency (a)	2020 Net Revenues excluding Currency (b)	2020 Adjusted Operating Income Margin excluding Currency	2020 Adjusted Operating Income excluding Currency & Acquisitions (a)	2020 Net Revenues excluding Currency & Acquisitions (b)	2020 Adjusted Operating Income Margin excluding Currency & Acquisitions	Quarters Ended June 30,	2019 Adjusted Operating Income (a)	2019 Net Revenues	2019 Adjusted Operating Income Margin	% Points Change Adjusted Operating Income Margin	% Points Change Adjusted Operating Income Margin excluding Currency	% Points Change Adjusted Operating Income Margin excluding Currency & Acquisitions
$ 1,205	$ 2,475	48.7%	$ 1,270	$ 2,575	49.3%	$ 1,270	$ 2,575	49.3%	European Union	$ 1,195	$ 2,577	46.4%	2.3	2.9	2.9
273	783	34.9%	284	868	32.7%	284	868	32.7%	Eastern Europe	256	822	31.1%	3.8	1.6	1.6
246	704	34.9%	241	720	33.5%	241	720	33.5%	Middle East & Africa	441	1,004	43.9%	(9.0)	(10.4)	(10.4)
300	889	33.7%	316	935	33.8%	316	935	33.8%	South & Southeast Asia	492	1,248	39.4%	(5.7)	(5.6)	(5.6)
682	1,432	47.6%	693	1,444	48.0%	693	1,444	48.0%	East Asia & Australia	642	1,521	42.2%	5.4	5.8	5.8
96	368	26.1%	102	426	23.9%	102	426	23.9%	Latin America & Canada	184	527	34.9%	(8.8)	(11.0)	(11.0)
$ 2,802	**$ 6,651**	**42.1%**	**$ 2,906**	**$ 6,968**	**41.7%**	**$ 2,906**	**$ 6,968**	**41.7%**	**Total PMI**	**$ 3,210**	**$ 7,699**	**41.7%**	**0.4**	**-**	**-**

(a) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to previous slide
(b) For the calculation of Net Revenues excluding currency and acquisitions refer to slide 44

46

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency (Unaudited) Six Months Ended June 30, 2020 2019 % Change Reported Diluted EPS $ 2.42 $ 2.36 2.5% Less: Currency (0.19) Reported Diluted EPS, excluding Currency $ 2.61 $ 2.36 10.6% Six Months Ended June 30, Year Ended 2020 2019 % Change 2019 Reported Diluted EPS $ 2.42 $ 2.36 2.5% $ 4.61 Asset impairment and exit costs 0.04 0.02 0.23 Canadian tobacco litigation-related expense - 0.09 0.09 Loss on deconsolidation of RBH - 0.12 0.12 Russia excise and VAT audit charge - - 0.20 Fair value adjustment for equity security investments 0.04 - (0.02) Tax items - (0.04) (0.04) Adjusted Diluted EPS $ 2.50 $ 2.55 (2.0)% $ 5.19 Less: Currency (0.19) Adjusted Diluted EPS, excluding Currency $ 2.69 $ 2.55 5.5% 47

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Six Months Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2020			**Reduced-Risk Products**	**2019**		% Change	
$ 1,155	$ (42)	$ 1,197	$ -	$ 1,197	European Union	$ 775	49.0%	54.4%	54.4%
526	(23)	549	-	549	Eastern Europe	291	81.0%	88.9%	88.9%
52	-	51	-	51	Middle East & Africa	185	(72.0)%	(72.2)%	(72.2)%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
1,415	1	1,414	-	1,414	East Asia & Australia	1,448	(2.3)%	(2.3)%	(2.3)%
13	(1)	14	-	14	Latin America & Canada (a)	11	24.4%	33.5%	33.5%
$ 3,161	**$ (64)**	**$ 3,225**	**$ -**	**$ 3,225**	**Total RRPs**	**$ 2,709**	**16.7%**	**19.1%**	**19.1%**
		2020			**PMI**	**2019**		% Change	
$ 5,010	$ (170)	$ 5,180	$ -	$ 5,180	European Union	$ 4,736	5.8%	9.4%	9.4%
1,571	(79)	1,650	-	1,650	Eastern Europe	1,401	12.1%	17.8%	17.8%
1,580	(18)	1,598	-	1,598	Middle East & Africa	1,931	(18.2)%	(17.2)%	(17.2)%
2,140	(27)	2,167	-	2,167	South & Southeast Asia	2,361	(9.4)%	(8.2)%	(8.2)%
2,687	(21)	2,708	-	2,708	East Asia & Australia	2,842	(5.5)%	(4.7)%	(4.7)%
816	(76)	892	-	892	Latin America & Canada	1,179	(30.8)%	(24.3)%	(24.3)%
$ 13,804	**$ (391)**	**$ 14,195**	**$ -**	**$ 14,195**	**Total PMI**	**$ 14,450**	**(4.5)%**	**(1.8)%**	**(1.8)%**

(a) Net Revenues include revenues from shipments of the *IQOS* heated tobacco device, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

48

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions	Six Months Ended June 30,	Operating Income	Asset Impairment & Exit Costs and Others	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions
			2020						2019			% Change	
$ 2,336	$ (27)	$ 2,363	$ (130)	$ 2,493	$ -	$ 2,493	European Union	$ 2,091	$ -	$ 2,091	13.0%	19.2%	19.2%
365	(7)	372	(103)	475	-	475	Eastern Europe	385	-	385	(3.4)%	23.4%	23.4%
558	(9)	567	(14)	581	-	581	Middle East & Africa	785	-	785	(27.8)%	(26.0)%	(26.0)%
888	(11)	899	3	896	-	896	South & Southeast Asia	932	(20) (a)	952	(5.6)%	(5.9)%	(5.9)%
1,155	(13)	1,168	(15)	1,183	-	1,183	East Asia & Australia	1,069	-	1,069	9.3%	10.7%	10.7%
218	(4)	222	(41)	263	-	263	Latin America & Canada	(25)	(456) (b)	431	(48.5)%	(39.0)%	(39.0)%
$ 5,520	**$ (71)**	**$ 5,591**	**$ (300)**	**$ 5,891**	**$ -**	**$ 5,891**	**Total PMI**	**$ 5,237**	**$ (476)**	**$ 5,713**	**(2.1)%**	**3.1%**	**3.1%**

(a) Represents asset impairment and exit costs
(b) Includes asset impairment and exit costs ($23 million), the Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

49

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (a)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (a)	Net Revenues excluding Currency (b)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acquisitions (a)	Net Revenues excluding Currency & Acquisitions (b)	Adjusted Operating Income Margin excluding Currency & Acquisitions	Six Months Ended June 30,	Adjusted Operating Income (a)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acquisitions
				2020							2019			% Points Change	
$ 2,363	$ 5,010	47.2%	$ 2,493	$ 5,180	48.1%	$ 2,493	$ 5,180	48.1%	European Union	$ 2,091	$ 4,736	44.2%	3.0	3.9	3.9
372	1,571	23.7%	475	1,650	28.8%	475	1,650	28.8%	Eastern Europe	385	1,401	27.5%	(3.8)	1.3	1.3
567	1,580	35.9%	581	1,598	36.4%	581	1,598	36.4%	Middle East & Africa	785	1,931	40.7%	(4.8)	(4.3)	(4.3)
899	2,140	42.0%	896	2,167	41.3%	896	2,167	41.3%	South & Southeast Asia	952	2,361	40.3%	1.7	1.0	1.0
1,168	2,687	43.5%	1,183	2,708	43.7%	1,183	2,708	43.7%	East Asia & Australia	1,069	2,842	37.6%	5.9	6.1	6.1
222	816	27.2%	263	892	29.5%	263	892	29.5%	Latin America & Canada	431	1,179	36.6%	(9.4)	(7.1)	(7.1)
$ 5,591	$ 13,804	40.5%	$ 5,891	$ 14,195	41.5%	$ 5,891	$ 14,195	41.5%	Total PMI	$ 5,713	$ 14,450	39.5%	1.0	2.0	2.0

(a) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to previous slide
(b) For the calculation of Net Revenues excluding currency and acquisitions refer to slide 48

50

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions, except per share data) / (Unaudited) Six Months Ended June 30, 2020 2019 % Change Net Revenues $ 13,804 $ 14,450 (4.5)% Net Revenues attributable to RBH (181) (a) Net Revenues $ 13,804 $ 14,269 (b) (3.3)% Less: Currency (392) Net Revenues, excluding Currency $ 14,196 $ 14,269 (b) (0.5)% Adjusted Operating Income (c) $ 5,591 $ 5,713 (2.1)% Operating Income attributable to RBH (126) (a) Adjusted Operating Income $ 5,591 $ 5,587 (b) 0.1% Less: Currency (299) Adjusted Operating Income, excluding Currency $ 5,890 $ 5,587 (b) 5.4% Adjusted OI Margin 40.5% 39.5% 1.0 Adjusted OI Margin attributable to RBH (0.3) (a) Adjusted OI Margin 40.5% 39.2% (b) 1.3 Less: Currency (1.0) Adjusted OI Margin, excluding Currency 41.5% 39.2% (b) 2.3 Adjusted Diluted EPS (d) $ 2.50 $ 2.55 (2.0)% Net earnings attributable to RBH (0.06) (a) Adjusted Diluted EPS $ 2.50 $ 2.49 (b) 0.4% Less: Currency (0.19) Adjusted Diluted EPS, excluding Currency $ 2.69 $ 2.49 (b) 8.0% (a) Represents the impact attributable to RBH from January 1, 2019 through March 21, 2019 (b) Pro forma (c) For the calculation of Adjusted Operating Income refer to slide 49 (d) For the calculation refer to slide 47 Note: Financials attributable to RBH include Duty Free sales in Canada 51

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Pro Forma Adjusted Diluted EPS
(Unaudited)

	Quarter Ended Mar 31, 2019	Quarter Ended Jun 30, 2019	Six Months Ended Jun 30, 2019	Quarter Ended Sept 30, 2019	Nine Months Ended Sept 30, 2019	Quarter Ended Dec 31, 2019	Year Ended Dec 31, 2019
Reported Diluted EPS	$ 0.87	$ 1.49	$ 2.36	$ 1.22	$ 3.57	$ 1.04	$ 4.61
Asset impairment and exit costs	0.01	0.01	0.02	0.01	0.03	0.20	0.23
Canadian tobacco litigation-related expense	0.09	-	0.09	-	0.09	-	0.09
Loss on deconsolidation of RBH	0.12	-	0.12	-	0.12	-	0.12
Russia excise and VAT audit charge	-	-	-	0.20	0.20	-	0.20
Fair value adjustment for equity security investments	-	-	-	-	-	(0.02)	(0.02)
Tax items	-	(0.04)	(0.04)	-	(0.04)	-	(0.04)
Adjusted Diluted EPS	$ 1.09	$ 1.46	$ 2.55	$ 1.43	$ 3.97	$ 1.22	$ 5.19
Net earnings attributable to RBH	(0.06)[(a)]	-	(0.06)[(a)]	-	(0.06)[(a)]	-	(0.06)[(a)]
Pro Forma Adjusted Diluted EPS	$ 1.03	$ 1.46	$ 2.49	$ 1.43	$ 3.91	$ 1.22	$ 5.13

(a) Represents the impact of net earnings attributable to RBH from January 1, 2019 through March 21, 2019
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

52

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions

($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2019			**Reduced-Risk Products**	**2018**		**% Change**	
$ 1,724	$ (98)	$ 1,822	$ -	$ 1,822	European Union	$ 865	99.2%	+100%	+100%
844	(19)	864	-	864	Eastern Europe	324	+100%	+100%	+100%
321	(1)	322	-	322	Middle East & Africa	382	(15.8)%	(15.7)%	(15.7)%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
2,671	13	2,658	-	2,658	East Asia & Australia	2,506	6.6%	6.0%	6.0%
27	(1)	28	-	28	Latin America & Canada [(a)]	19	41.9%	49.9%	49.9%
$ 5,587	**$ (106)**	**$ 5,693**	**$ -**	**$ 5,693**	**Total RRPs**	**$ 4,096**	**36.4%**	**39.0%**	**39.0%**
		2019			**PMI**	**2018**		**% Change**	
$ 9,817	$ (563)	$ 10,380	$ -	$ 10,380	European Union	$ 9,298	5.6%	11.6%	11.6%
3,282	(108)	3,390	-	3,390	Eastern Europe	2,921	12.4%	16.1%	16.1%
4,042	(162)	4,204	-	4,204	Middle East & Africa	4,114	(1.8)%	2.2%	2.2%
5,094	(10)	5,104	-	5,104	South & Southeast Asia	4,656	9.4%	9.6%	9.6%
5,364	(26)	5,390	-	5,390	East Asia & Australia	5,580	(3.9)%	(3.4)%	(3.4)%
2,206	(68)	2,274	-	2,274	Latin America & Canada	3,056	(27.8)%	(25.6)%	(25.6)%
$ 29,805	**$ (937)**	**$ 30,742**	**$ -**	**$ 30,742**	**Total PMI**	**$ 29,625**	**0.6%**	**3.8%**	**3.8%**

(a) Net Revenues include revenues from shipments of the *IQOS* heated tobacco device, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

53

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2017			**Reduced-Risk Products**	2016		% Change	
$ 269	$ 5	$ 264	$ -	$ 264	European Union	$ 57	+100%	+100%	+100%
55	3	52	-	52	Eastern Europe	6	+100%	+100%	+100%
94	(3)	98	-	98	Middle East & Africa	4	+100%	+100%	+100%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
3,218	(94)	3,312	-	3,312	East Asia & Australia	666	+100%	+100%	+100%
4	-	4	-	4	Latin America & Canada	1	+100%	+100%	+100%
$ 3,640	**$ (89)**	**$ 3,729**	**$ -**	**$ 3,729**	**Total RRPs**	**$ 733**	**+100%**	**+100%**	**+100%**

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2017			**PMI**	2016		% Change	
$ 8,318	$ 45	$ 8,273	$ -	$ 8,273	European Union	$ 8,162	1.9%	1.4%	1.4%
2,711	229	2,482	-	2,482	Eastern Europe	2,484	9.1%	(0.1)%	(0.1)%
3,988	(520)	4,508	-	4,508	Middle East & Africa	4,516	(11.7)%	(0.2)%	(0.2)%
4,417	(63)	4,480	-	4,480	South & Southeast Asia	4,396	0.5%	1.9%	1.9%
6,373	(74)	6,447	-	6,447	East Asia & Australia	4,285	48.7%	50.5%	50.5%
2,941	(54)	2,995	-	2,995	Latin America & Canada	2,842	3.5%	5.4%	5.4%
$ 28,748	**$ (437)**	**$ 29,185**	**$ -**	**$ 29,185**	**Total PMI**	**$ 26,685**	**7.7%**	**9.4%**	**9.4%**

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

54

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2016			**Reduced-Risk Products**	2015		% Change	
$ 57	$ (2)	$ 60	$ -	$ 60	European Union	$ 29	96.4%	+100%	+100%
6	-	6	-	6	Eastern Europe	-	-	-	-
4	1	3	-	3	Middle East & Africa	-	-	-	-
-	-	-	-	-	South & Southeast Asia	-	-	-	-
666	70	597	-	597	East Asia & Australia	35	+100%	+100%	+100%
1	-	1	-	1	Latin America & Canada	-	-	-	-
$ 733	**$ 67**	**$ 666**	**$ -**	**$ 666**	**Total RRPs**	**$ 64**	**+100%**	**+100%**	**+100%**
		2016			**PMI**	2015		% Change	
$ 8,162	$ (147)	$ 8,309	$ -	$ 8,309	European Union	$ 8,068	1.2%	3.0%	3.0%
2,484	(340)	2,824	-	2,824	Eastern Europe	2,735	(9.2)%	3.3%	3.3%
4,516	(260)	4,776	-	4,776	Middle East & Africa	4,629	(2.4)%	3.2%	3.2%
4,396	(71)	4,467	-	4,467	South & Southeast Asia	4,288	2.5%	4.2%	4.2%
4,285	63	4,222	-	4,222	East Asia & Australia	3,915	9.5%	7.8%	7.8%
2,842	(525)	3,367	-	3,367	Latin America & Canada	3,159	(10.0)%	6.6%	6.6%
$ 26,685	**$ (1,280)**	**$ 27,965**	**$ -**	**$ 27,965**	**Total PMI**	**$ 26,794**	**(0.4)%**	**4.4%**	**4.4%**

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

55

Delivering a Smoke-Free Future 2020 Second-Quarter Results July 21, 2020